EXHIBIT 5

               JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

E. D. ARMSTRONG III                    LISA B. DODGE                        JOHN R. LAWSON, JR.*               JOHN A. SCHAEFER
BRUCE W. BARNES                        MARION HALE                          MICHAEL G. LITTLE                  BETHANN SCHARRER
JOHN T. BLAKELY                        REBECCA A. HENSON                    MICHAEL C. MARKHAM                 PHILIP M. SHASTEEN
BRUCE H. BOKOR                         JAMES W. HUMANN                      DAVID J. OTTINGER                  CHARLES M. TATELBAUM
ALEXIS P. BROOKS                       SCOTT C. ILGENFRITZ                  F. WALLACE POPE, JR.               JOAN M. VECCHIOLI
GUY M. BURNS                           FRANK R. JAKES                       DARRYL R. RICHARDS                 ANTHONY P. ZINGE
MICHAEL T. CRONIN                      TIMOTHY A. JOHNSON, JR.              DENNIS G. RUPPEL*                  JULIUS J. ZSCHAU
ELIZABETH J. DANIELS                   SHARON E. KRICK                      CHARLES A. SAMARKOS
                                                                                                               *OF COUNSEL

                                                      PLEASE REPLY TO CLEARWATER
                                                           FILE NO. 42967.104797

                                 October 1, 2003

XRG, Inc.
5301 Cypress Street
Tampa, FL 33607

         Re:      XRG, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We act as counsel to XRG, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") that was filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to 7,930,570 shares of the Company's common stock, par value $.001 per share ("Common Stock"), to be sold by the selling stockholders identified in the Registration Statement.

         We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of shares of common stock by the selling stockholders. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates, and have made such other investigations as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

         The opinion expressed below is based on the assumption that the Registration Statement will become effective.

CLEARWATER OFFICE
911 CHESTNUT ST.
POST OFFICE BOX 1368
CLEARWATER, FLORIDA 33757-1368
TELEPHONE: (727) 461-1818
TELECOPIER: (727) 462-0365

                   JOHNSON, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

XRG, Inc.
October 1, 2003
Page 2

         Based upon the foregoing, we are of the opinion that the 7,930,570 shares of common stock to be sold by the selling stockholders have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 of the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof. We also disclose that the undersigned is the holder of 200,000 shares of the Company's Common Stock.

                                  Very truly yours,

                                  JOHNSON, POPE, BOKOR, RUPPEL
                                  & BURNS, P.A.



                                  ----------------------------
                                       Michael T. Cronin
MTC/ej/300034